As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-16413

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of Principal Executive Offices)	48086-5008 (Zip Code)

Lear Corporation Long-Term Stock Incentive Plan
(Full Title of the Plan)

Daniel A. Ninivaggi
Vice President, Secretary and General Counsel
21557 Telegraph Road
Southfield, Michigan 48086-5008
(Name and Address of Agent for Service)

(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE

     In March 2003, the Board of Directors of Lear Corporation, a Delaware corporation (the “Registrant”), approved an amendment to the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”). The Registrant’s stockholders subsequently approved the amendment of the Plan on May 8, 2003. The purpose of the amendment to the Plan was, among other things, to increase the number of shares of common stock of the Registrant reserved thereunder by 3,000,000, from 8,690,000 plus any shares that are or become available on or after May 3, 2001 under the Lear Corporation 1992, 1994 and 1996 stock option plans to 11,690,000 plus any shares that are or become available on or after May 3, 2001 under the Lear Corporation 1992, 1994 and 1996 stock option plans, as described in the Definitive Proxy Statement filed by the Registrant on March 27, 2003, and hereby incorporated by reference. The text of the Plan, as amended, is set forth as Appendix B to the Definitive Proxy Statement.

     This Post-Effective Amendment No. 2 (this “Amendment”) on Form S-8 amends the Registration Statement on Form S-8 filed on November 19, 1996 (file number 333-16413), as amended by Amendment No. 1 thereto filed on May 23, 2001.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
Number	Description

4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001, as amended on May 8, 2003 (incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Registrant on March 27, 2003).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 17th day of September, 2003.

LEAR CORPORATION
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman and Chief Executive Officer (Principal Executive Officer)	September 17, 2003

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman	September 17, 2003

/s/ David C. Wajsgras David C. Wajsgras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 17, 2003

/s/ William C. Dircks William C. Dircks	Vice President and Corporate Controller (Principal Accounting Officer)	September 17, 2003

/s/ Kenneth L. Way Kenneth L. Way	Director	September 17, 2003

/s/ Larry W. McCurdy Larry W. McCurdy	Director	September 17, 2003

/s/ James A. Stern James A. Stern	Director	September 17, 2003

/s/ David P. Spalding David P. Spalding	Director	September 17, 2003

Roy E. Parrott	Director

/s/ David E. Fry David E. Fry	Director	September 17, 2003

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	September 17, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001, as amended on May 8, 2003 (incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Registrant on March 27, 2003).

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